UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2016

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 1, 2016 Lantronix, Inc. (the “Company”) initiated a strategic realignment plan to enable the Company to reallocate resources intended to optimize the Company’s sales and product development efforts. The Company expects the realignment activities to be substantially completed by the end of the third quarter of fiscal 2016, and it is expected to result in total pre-tax charges ranging from approximately $200,000 to $300,000, consisting of severance, lease termination and other associated costs. These charges are expected to be primarily incurred in the third quarter of fiscal 2016.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the expected amount and timing of charges. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the possibility that the charges expenditures may be in excess of the estimated amounts or may occur in different fiscal periods than expected. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the statements contained in this Current Report. For a discussion of important factors that could affect actual results, please refer to the Company’s public filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company’s most recently filed Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect new information or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

2